UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): October 20, 2023

Greenpro Capital Corp.

(Exact name of registrant as specified in charter)

Nevada	001-38308	98-1146821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B-23A-02, G-Vestor Tower,

Pavilion Embassy, 200 Jalan Ampang,

50450 W.P. Kuala Lumpur, Malaysia

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +60 3 8408-1788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	GRNQ	NASDAQ Capital Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 20, 2023, Greenpro Capital Corp. (the “Company”) held its Annual Meeting of Stockholders to vote on the following matters:

1. Election of Directors

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the Annual Meeting in 2024, in accordance with the voting results listed below.

Nominee Name	Votes For	Votes Withheld	Abstentions and Broker Non-Votes
Lee, Chong Kuang	3,559,208	48,252	1,047,169
Loke Che Chan Gilbert	3,559,016	48,444	1,047,169
Chuchottaworn, Srirat	3,561,572	45,888	1,047,169
Louis, Ramesh Ruben	3,561,686	45,774	1,047,169
Glendening, Brent Lewis	3,561,527	45,933	1,047,169
Bringuier, Christophe Philippe Roland	3,561,796	45,664	1,047,169

2. Ratification of the Company’s Independent Registered Public Accounting Firm

Stockholders ratified the appointment of JP Centurion & Partners PLT as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
4,422,972	219,311	12,346	—

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENPRO CAPITAL CORP.

By:	/s/ Lee Chong Kuang
Name:	Lee Chong Kuang
Title:	President and Chief Executive Officer

Dated: October 20, 2023